EXHIBIT 11

EAGLE FINANCIIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)


                2001                 2000                 1999
                Shares               Shares               Shares
                Outstanding          Outstanding          Outstanding
               -------------        -------------        -------------

January           1,445,429            1,432,797            1,418,341
February          1,448,400            1,435,016            1,420,287
March             1,448,400            1,435,016            1,420,287
April             1,448,400            1,435,013            1,420,287
May               1,451,465            1,437,283            1,422,201
June              1,451,464            1,438,635            1,422,201
July              1,451,463            1,438,633            1,422,201
August            1,454,763            1,442,099            1,424,326
September         1,454,763            1,442,098            1,424,326
October           1,454,761            1,442,098            1,425,191
November          1,458,285            1,445,431            1,427,297
December           1,461,395            1,445,431            1,432,797
               -------------        -------------        -------------
                 17,428,988           17,269,550           17,079,742
                         12                   12                   12
------------   -------------        -------------        -------------
Weighted
Average
Shares
Outstanding       1,452,416            1,439,129            1,423,312
------------   -------------        -------------        -------------
Net Income     $  2,444,692            2,014,826         $  1,685,130
------------   -------------        -------------        -------------
Earnings Per
Share, Basic
and Assuming
Dilution       $       1.68                $1.40         $       1.18
------------   -------------        -------------        -------------

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